SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered this the 10th day of September 2010, by and among Action Acquisition Corporation, a Cayman Islands exempted company, whose registered office address is at c/o Stuarts Corporate Services Ltd. P.O. Box 2510, Grand Cayman KY1-1104, Cayman Islands (hereinafter referred to as “Action”) and its controlling shareholders identified on the signature page hereof (“Action Shareholders”), the respective address of each is set forth in Section 9.03, and Grand Power Capital, Inc., a British Virgin Islands business company whose address is Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (hereinafter referred to as “GPC”) and the shareholders of GPC (the “GPC Shareholders”):

*WITNESSETH*

WHEREAS, Action is an exempted company incorporated with limited liability under the laws of Cayman Islands with no significant operations;

WHEREAS, GPC is a private company incorporated under the laws of the British Virgin Islands. GPC owns 100% of the issued and outstanding capital stock of Shenzhen ORB-Fortune New-Material Co., Ltd. (“ORB-Fortune”), a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”); and

WHEREAS, Action agrees to acquire up to 100% of the issued and outstanding shares of GPC from the GPC Shareholders in exchange for the issuance of certain shares of Action (“Exchange”) and the GPC Shareholders agree to exchange their shares of GPC on the terms described herein. On the Closing Date, GPC will become a wholly owned subsidiary of Action.

* * *

NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
COVENANTS, REPRESENTATIONS AND WARRANTIES OF GPC

As an inducement to Action to enter into this Agreement and consummate the transactions contemplated herein, except as set forth in the GPC Schedules (as hereinafter defined), GPC and the GPC Shareholders, jointly and severally, represent and warrant to Action as of the Closing Date (as defined below), which may be relied upon by Action (unless and to the extent specifically and expressly waived in writing by Action on or before the Closing Date), as follows:

Section 1.01. Incorporation. GPC is a company duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included as Schedule 1.01 is a complete and correct copy of the Memorandum and Articles of Association of GPC as in effect on the date hereof. The execution and delivery of this Agreement by the GPC does not, and the consummation of the transactions contemplated hereby will not, violate any provision of its Memorandum and Articles of Association or any other formation documents. GPC has full power, authority, and legal capacity and has taken all actions required by law, its Memorandum and Articles of Association, or otherwise to authorize the execution and delivery of this Agreement and to consummate the transactions herein contemplated.

GPC and ORB-Fortune are each duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each of GPC and ORB-Fortune to be conducted. Each of GPC and ORB-Fortune is in possession of all approvals, licenses, and permits necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the transactions contemplated under this Agreement. Neither GPC nor ORB-Fortune is in violation of any of the provisions of their respective charter documents. Neither GPC nor ORB-Fortune is required to qualify to do business as a foreign corporation in any other jurisdiction.  For purposes of this Article I, unless otherwise specifically set forth herein, the term “GPC” shall also include ORB-Fortune.

Section 1.02. Authorized Shares. The number of shares which GPC is authorized to issue consists of 50,000 shares of a single class, par value of $1.00 per share. There are 10,000 shares currently issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03. Subsidiaries and Predecessor Corporations. GPC owns all of the equity interests of ORB-Fortune. GPC does not have any other subsidiaries, and does not own, beneficially or of record, any shares of any other corporation or entity. ORB-Fortune does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation or entity.  Neither GPC nor ORB-Fortune has conducted any business operations, and neither party has liabilities contingent or otherwise exceeding $10,000, other than as disclosed herein.

Section 1.04. Financial Statements.

(a) Included in Schedule 1.04(a) are the audited balance sheets of ORB-Fortune as of December 31, 2009 and December 31, 2008 and the related audited statements of operations, shareholders’ equity and cash flows for the fiscal years ended December 31, 2009 and December 31, 2008 together with the notes to such statements and the opinion of Morison Cogen LLP, independent certified public accountants.

(b) Included in Schedule 1.04(b) are the unaudited balance sheets of ORB-Fortune as of June 30, 2010 and June 30, 2009 and the related unaudited statements of operations and cash flows for the six month periods ended June 30, 2010 and June 30, 2009 together with the notes to such statements.

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The ORB-Fortune balance sheets are true and accurate and present fairly as of their respective dates the financial condition of ORB-Fortune in all material respects. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, ORB-Fortune had no material liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of ORB-Fortune, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(d) There are no tax liens or outstanding tax audits affecting GPC, GPC has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no obligation to pay any penalty or interest in connection with any claim for governmental fees or taxation and GPC has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(e) The books and records, financial and otherwise, of GPC and ORB-Fortune are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(f) All of ORB-Fortune’s assets are reflected on its financial statements, and, except as set forth in the GPC Schedules or the financial statements of ORB-Fortune or the notes thereto, ORB-Fortune has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05. Information. The information concerning GPC set forth in this Agreement and in the GPC Schedules is complete and accurate in all material respects as required under the Agreement and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, GPC has fully disclosed in writing to Action (through this Agreement or the GPC Schedules) all information relating to matters involving GPC or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $100,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of GPC, or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on GPC, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06. Options or Warrants. There are no existing options, warrants, convertible securities, phantom stock, voting agreements, voting trusts, shareholder agreements, rights of first refusal, redemptions, calls, or commitments of any character relating to the authorized and unissued stock of GPC.

Section 1.07. Absence of Certain Changes or Events. Since June 30, 2010 and except as disclosed in this Agreement (including the GPC Schedules):

(a) There has not been (i) any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of GPC or ORB-Fortune, or (ii) any damage, destruction or loss to GPC or ORB-Fortune (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of GPC or ORB-Fortune;

(b) GPC has not (i) amended its Memorandum and Articles of Association, (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares, (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of GPC, (iv) entered into any transactions or agreements other than in the ordinary course of business, (v) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee, (vi) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $10,000, or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) GPC has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business, (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims, or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement; and

(d) To the knowledge of GPC and the GPC Shareholders, GPC has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of GPC.

Section 1.08. Litigation and Proceedings. There are no material actions, suits, proceedings, court orders, or investigations pending or, to the knowledge of GPC after reasonable investigation, threatened by or against GPC or affecting GPC or its business or properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. GPC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09. Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which GPC is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Schedule 1.09. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement, (ii) involves aggregate obligations of at least one hundred thousand dollars ($100,000), (iii) restricts GPC’s business activities (including any non-compete or standstill agreement), (iv) involves the intellectual property of GPC (including any license agreements) or (v) establishes a partnership or joint venture between GPC and a third party;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which GPC is a party or by which its properties are bound and which are material (as defined above) to the operations of GPC taken as a whole are valid and enforceable by GPC in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally, and there are no violations or breaches of any material agreement by any party; and

(c) Except as included or described in Schedule 1.09 or reflected in the most recent ORB-Fortune balance sheet, ORB-Fortune is not a party to any oral or written (i) material contract for the employment of any officer or employee, (ii) material profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) material agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any payment obligation, (vi) material collective bargaining agreement or (vii) material agreement with any present or former officer or director of ORB-Fortune. ,There have been no employees strikes or labor disputes involving any employees of ORB-Fortune and there is no form of compensation in a material amount payable or due to any employee of ORB-Fortune that is in arrears.

Section 1.10. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which GPC is a party or to which any of its assets, properties or operations are subject.

Section 1.11. Compliance With Laws and Regulations. To the best of its knowledge, GPC has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of GPC or except to the extent that noncompliance would not result in the occurrence of any material liability for GPC. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12. Approval of Agreement. The Board of Directors of GPC has authorized the execution and delivery of this Agreement by GPC and has approved this Agreement and the transactions contemplated hereby, and will recommend to the GPC Shareholders that the Exchange be accepted.

Section 1.13. GPC Schedules. GPC has delivered to Action the following schedules together with other schedules in this Article I (collectively, referred to as the “GPC Schedules”) all of which will be certified by the chief executive officer of GPC as required under Section 6.02 as complete, true, and correct in all material respects as of the Closing Date:

(a) a schedule containing a complete and correct copy of the Memorandum and Articles of Association of GPC in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of ORB-Fortune identified in Section 1.04(a);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of GPC since June 30, 2010, required to be provided pursuant to Section 1.07 hereof;

(d) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested above.

GPC shall cause the GPC Schedules and the instruments and data delivered to Action hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14. Valid Obligation. This Agreement and all agreements and other documents executed by GPC, as applicable, in connection herewith constitute the valid and binding obligation of GPC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.15. Title to Assets; Liens, Etc. ORB-Fortune has good and marketable title to its assets, including the assets reflected in the most recent balance sheet included in the ORB-Fortune’s financial statements as set forth in Section 1.04, and in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the assets subject thereto or materially impair the operations of ORB-Fortune; (c) those that have otherwise arisen in the ordinary course of business; and (d) those that would not reasonably be expected to have a material adverse change in the business, operations, property, inventory, assets, or condition of ORB-Fortune. ORB-Fortune is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

Section 1.16. Intellectual Property. Except as set forth on Schedule 1.16, GPC owns or possesses licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights that it believes are necessary to enable it to conduct its business as now operated (the “Intellectual Property”). Except as set forth on Schedule 1.16, there are no material options, licenses or agreements relating to the Intellectual Property, nor is GPC bound by, or a party to, any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as disclosed in the Schedule 1.16, there is no claim or action or proceeding pending or, to GPC’s knowledge, threatened, that challenges the right of GPC with respect to any Intellectual Property.

Section 1.17. Environmental Laws. To the best of GPC’s knowledge, GPC (a) is in compliance with any and all applicable Environmental Laws (as hereinafter defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (c) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a material adverse change in the business, operations, property, inventory, assets, or condition of GPC. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 1.18. Applicable Laws and Regulations. GPC is in compliance with applicable laws and regulations governing its business. All material consents, permits, approvals, authorizations or licenses requisite under applicable law for the due and proper establishment and operation of GPC doing business in each applicable jurisdiction have been duly obtained from the relevant governmental authorities and are in full force and effect.

Section 1.19. Material Transactions or Affiliations. Except as disclosed herein, in Schedule 1.19, or in any other GPC Schedule, there exists no contract, agreement or arrangement between the GPC and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the GPC to own beneficially, 5% or more of the issued and outstanding shares or equity interest of a GPC and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. GPC and ORB-Fortune do not have any commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

Section 1.20. Sarbanes-Oxley; Disclosure Controls. GPC will be in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it after the Exchange. GPC shall establish disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) for GPC and design such disclosure controls and procedures to ensure that material information relating to GPC is made known to the certifying officers by others within those entities.

ARTICLE II
COVENANTS, REPRESENTATIONS AND WARRANTIES REGARDING ACTION

Action Shareholders, collectively, hold greater than 90% of the outstanding share capital stock of Action, and are therefore familiar with Action and its operations sufficient to make the representations and warranties contained in this Article II. As an inducement to GPC and the GPC Shareholders to enter into this Agreement and consummate the transactions contemplated herein, Action and the Action Shareholders represent and warrant to GPC as of the Closing Date and to the extent of their respective actual knowledge only, which may be relied upon by Action (unless and to the extent specifically and expressly waived in writing by GPC on or before the Closing Date), as follows:

Section 2.01. Organization. Action is an exempted company duly incorporated, validly existing, and in good standing under the laws of Cayman Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Action has previously provided to GPC complete and correct copies of the Memorandum of Association and Articles of Association of Action as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Action’s Memorandum of Association and Articles of Association. Action has taken all action required by law, its Memorandum of Association and Articles of Association, or otherwise to authorize the execution and delivery of this Agreement, and Action has full power, authority, and legal right and has taken all action required by law, its Memorandum of Association and Articles of Association, or otherwise to consummate the transactions herein contemplated.

Section 2.02. Capitalization.

(a) Action’s authorized share capital consists of 39,062,500 ordinary shares, $0.000128 par value, and 781,250 preference shares, $0.000128 par value. As of the date hereof, Action has 4,522,197 ordinary shares and no preference shares issued and outstanding, excluding the Exchange Shares (as defined in Section 4.01 herein). The foregoing notwithstanding, Action will obtain shareholder approval to consolidate its ordinary shares on a 1 for 3 basis and to increase its authorized ordinary shares to 100,000,000 promptly following the execution of this Agreement. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, (i) none of Action’s ordinary shares were reserved for issuance upon the exercise of outstanding options to purchase the ordinary shares or upon the exercise of outstanding warrants to purchase the ordinary shares, (ii) none of Action’s preference shares were reserved for issuance to any party and (iii) no ordinary shares were reserved for issuance upon the conversion of Action preference shares or any outstanding convertible notes, debentures or securities. All outstanding Action ordinary shares have been issued and granted in compliance with (A) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (B) all requirements set forth in any applicable Contracts.

(b) Other than as stated in subparagraph (a) above, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Action, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Action is a party or by which it is bound obligating Action to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares, partnership interests or similar ownership interests of Action or obligating Action to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue Action ordinary shares or preference shares except as set forth in this Agreement.

Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Action is a party or by which it is bound with respect to any equity security of any class of Action, and there are no agreements to which Action is a party, or which Action has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03. Subsidiaries and Predecessor Corporations. Action does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04. Financial Statements.

(a) Action has provided to GPC the audited balance sheets of Action as of June 30, 2009 and June 30, 2008, the related audited statements of operations, shareholders’ equity and cash flows together with the notes to such statements and the opinion of PMB Helin Donovan, LLP, independent certified public accountants, with respect thereto;

(b) Action has provided to GPC unaudited balance sheets of March 31, 2010 and June 30, 2009 and the related unaudited statements of operations and cash flows for the three and nine month periods ended on March 31, 2010 and March 31, 2009, together with the notes to such statements which financial statements have been reviewed by PMB Helin Donovan, LLP;

(c) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Action balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Action. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Action had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Action, in accordance with generally accepted accounting principles. The statements of operations, shareholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.  Action’s financial statements are available at www.sec.gov;

(d) Action has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(e) Action has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(f) The books and records, financial and otherwise, of Action are in all material respects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(g) All of Action’s assets are reflected on its financial statements, and, except as set forth in the financial statements of Action or the notes thereto, Action has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05. Information. The information concerning Action set forth in this Agreement and as provided to GPC by Action is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Action has fully disclosed in writing to GPC (through this Agreement or otherwise ) all information relating to matters involving Action or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Action, or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Action, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06. Options or Warrants. There are no existing options, warrants, convertible securities, phantom stock, voting agreements, voting trusts, shareholder agreements, rights of first refusal, redemptions, calls, or commitments of any character relating to the authorized and unissued shares of Action.

Section 2.07. Absence of Certain Changes or Events. Since March 31, 2010 and except (i) as disclosed in the Agreement, (ii) for the Consulting Agreement by and between Nautilus Global Partners, LLC and Action dated September 1, 2010, and (iii) for the issuance of 3,523,922 ordinary shares to Skyline Investors, LLC:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Action, or (ii) any damage, destruction or loss to Action (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Action;

(b) Action has not (i) amended its Memorandum of Association and Articles of Association except as required by or referenced in this Agreement, (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares, (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Action, (iv) made any material change in its method of management, operation, or accounting, (v) entered into any transactions or agreements other than in the ordinary course of business, (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee, (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000, or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) Action has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds, (iii) incurred, paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Action balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby, (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000), (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Action, or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to the knowledge of Action and the Action Shareholders, Action has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Action.

Section 2.08. Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Action after reasonable investigation, threatened by or against Action or affecting Action or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Action has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09. Contracts.

Except as disclosed in this Agreement;

(a) Action is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) Action is not a party to or bound by, and the properties of Action are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) Action is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, employee benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Action.

Section 2.10. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Action is a party or to which any of its assets, properties or operations are subject.

Section 2.11. Compliance With Laws and Regulations. To the best of its knowledge, Action has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports and forms to date with federal and state securities authorities.

Section 2.12. Approval of Agreement. The Board of Directors of Action has authorized the execution and delivery of this Agreement by Action and has approved this Agreement and the transactions contemplated hereby.

Section 2.13. Material Transactions or Affiliations. Except as disclosed herein (including Section 2.07), there exists no contract, agreement or arrangement between Action and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Action to own beneficially, 5% or more of the issued and outstanding ordinary shares of Action and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Action has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any affiliated person.

Section 2.14. Valid Obligation. This Agreement and all agreements and other documents executed by Action in connection herewith constitute the valid and binding obligation of Action, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.15. SEC Filings; Financial Statements.

(a) Action has made available to GPC a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Action with the SEC for the 36 months prior to the date of this Agreement (the “Action SEC Reports”), which, to Action’s knowledge, are all the forms, reports and documents filed by Action with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Action’s knowledge, the Action SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (“Securities Act”), the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Action SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the Action SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act), and each fairly presents in all material respects the financial position of Action at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments, which were not or are not expected to have a material adverse change on Action taken as a whole.

(c) There are no amendments or modifications to Action SEC Reports which have not yet been filed with the SEC but which will be required to be filed, including any agreements, documents or other instruments which previously had been filed by Action with the SEC pursuant to the Securities Act or the Exchange Act .

(d) The are no outstanding comment or other letters from the SEC to Action which have not been satisfied by Action.

(e) There are no outstanding written communications from the Financial Industry Regulatory Authority (“FINRA”) regarding Action.

(f) All the accounts, books, registers, ledgers, Board minutes and financial and other records of whatsoever kind of Action have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of Action. Action maintains a system of internal accounting controls sufficient, in the judgment of Action to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.16. Exchange Act Compliance. Action is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the ordinary shares have been registered under Section 12(g) of the Exchange Act, and Action is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a material adverse effect (as defined by the SEC) on Action.

Section 2.17. Title to Property. Action does not own or lease any real property or personal property. There are no options or other contracts under which Action has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.18. Intellectual Property. Action does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE GPC SHAREHOLDERS

The GPC Shareholders hereby represent and warrant, severally and solely, to Action as follows.

Section 3.01. Good Title. Each GPC Shareholder is the record and beneficial owner, and has good title to the shares of GPC set forth next to such GPC Shareholder, with the right and authority to sell and deliver such GPC Shares (as defined in Section 4.01 herein), free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. At Closing, Action will receive good title to such GPC Shares, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or restriction.

Section 3.02. Power and Authority. The GPC Shareholders have the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the GPC Shareholders, enforceable against each GPC Shareholder in accordance with the terms hereof.

Section 3.03. No Conflicts. The execution and delivery of this Agreement by the GPC Shareholders and the performance by the GPC Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the GPC Shareholders and (c) will not violate or breach any contractual obligation to which the GPC Shareholders are a party.

Section 3.04. Finder’s Fee. The GPC Shareholders represent and warrant that they have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05. Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the GPC Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the GPC Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06. Acquisition of Exchange Shares for Investment.

(a) Each GPC Shareholder is acquiring the Exchange Shares for investment for such GPC Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each GPC Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each GPC Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each GPC Shareholder represents and warrants that it: (i) can bear the economic risk of its respective investments, and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in Action and its securities.

(c) Each GPC Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to each GPC Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States. Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each GPC Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) Each GPC Shareholder acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Action and its securities. To the full satisfaction of each GPC Shareholder, it has been furnished all materials that he has requested relating to Action and the issuance of the Exchange Shares hereunder, and each GPC Shareholder has been afforded the opportunity to ask questions of Action’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the GPC Shareholder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Action set forth in this Agreement, on which each of the GPC Shareholders have relied in making an exchange of its shares GPC for the Exchange Shares.

(f) Each of the GPC Shareholders understands and agrees that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, including Regulation S, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely. Each of the GPC Shareholders further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Action’s compliance with the reporting requirements under the Exchange Act), and further, Action will refuse to register any transfer of securities by any GPC Shareholder not made according to Regulation S, the Securities Act or other exemption thereof.

(g) Each GPC Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of each of the GPC Shareholders under this Section 3.06 shall survive the Closing.

Section 3.07. Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the GPC Shareholders consents to Action making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01. The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, at Closing (as defined herein), each of the GPC Shareholders shall be deemed the beneficial and record owner of number of ordinary or preference shares of Action set opposite the respective GPC Shareholder’s name as set forth on Schedule 4.01(a), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description (“Exchange Shares”). Certificates representing the respective ordinary or preference shares, as the case may be, of Action shall be delivered to the GPC Shareholders within ten (10) days from the Closing. The preference shares of Action will be convertible into the number of ordinary shares of Action as set forth on Schedule 4.01(a) after giving effect to the Charter Amendments (as defined herein). “Exchange Shares” as stated herein shall mean the ordinary and preference shares issued on the Closing Date, as well as the ordinary shares issuable upon conversion of the preference shares.

(b). On the terms and subject to the conditions set forth in this Agreement, at Closing,  each of the GPC Shareholders shall be deemed to have delivered to Action, the number of ordinary shares of GPC set opposite the GPC Shareholder’s name as set forth on Schedule 4.01(a) (“GPC Shares”), free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description. The parties hereby acknowledge that share certificates of GPC have not been issued to the GPC Shareholders.

(c). Upon consummation of the transaction contemplated herein, after giving effect to a 1 for 3 share consolidation, all of the issued and outstanding shares of GPC shall be held by Action. Upon consummation of the transaction contemplated herein and after giving effect to the Charter Amendments, there shall be 15,073,990 ordinary shares and no preference shares issued and outstanding of Action, of which 1,507,399 ordinary shares will be held by the existing Action shareholders, 13,265,111 ordinary shares will be held shares will be held by the GPC Shareholders; and 301,480 ordinary shares will be held by the parties set forth on Schedule 4.01(c).

Section 4.02. Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur ") will occur on September 10, 2010 or such later date as agreed to in writing by the parties ("Closing Date"). Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.03. Closing Events. At the Closing, Action, GPC and the GPC Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05. Termination. In the event the parties are unable to effect a Closing of the transactions contemplated herein on or before the Closing Date, then in such event; this Agreement shall be deemed null and void and no obligation, right or liability shall arise hereunder.

ARTICLE V
SPECIAL COVENANTS

Section 5.01. Access to Properties and Records. Action and GPC will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Action or GPC, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Action or GPC, as the case may be, as the other shall from time to time reasonably request.

Section 5.02. Delivery of Books and Records. At the Closing, Action shall deliver, or cause to be delivered, to GPC, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Action which are now in the possession of Action or its representatives.

Section 5.03. Third Party Consents and Certificates. Action and GPC agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04. Designation of Directors and Officer. At Closing: (a) Junning (Marco) Ma will be appointed Chairman, President and Director of the Company, and Guangning Xu will be appointed Vice President, Chief Financial Officer, and Secretary of the Company; and (b) immediately after the appointments in (i) have occurred, all existing officers and directors of Action (other than Joseph Rozelle as a director) shall resign from such positions. Subject to the effectiveness of an Information Statement required by Rule 14f-1 promulgated under the Exchange Act, Morgan Simpson shall be appointed an independent director of the Company.

Section 5.05. Indemnification.

(a) GPC hereby agrees to indemnify Action and each of the officers, agents and directors of Action as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) The GPC Shareholders, jointly and severally, agree to indemnify Action and each of the officers, agents and directors of Action as of the date of execution of this Agreement against any Loss, to which they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I and Article III of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c) Action hereby agrees to indemnify GPC and each of the officers, agents, and directors of GPC and each of the GPC Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(d) Subject to the other provisions of this subsection (d), Action Shareholders agree to indemnify GPC and each of the officers, agents, and directors of GPC and each of the GPC Shareholder as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement. Notwithstanding the forgoing, in no event shall any Action Shareholder’s total liability for Losses pursuant to this Section 5.05(d) exceed (and shall be capped at) the Fair Market Value (as defined below) on the Determination Date (as defined below) of the ordinary shares of Action held by such shareholder on the Closing Date (adjusted for (i) any subsequent stock split, stock dividend, consolidation, re-organization, reclassification and the like and (ii) any previous surrender of such ordinary shares by such Action Shareholder pursuant to this Section 5.05(d) to satisfy an indemnification claim). For purposes of clarification, the number of ordinary shares held by the Action Shareholders at Closing, and before giving effect to the Charter Amendments, are as follows;

Name	Shares
Skyline Investors, LLC	3,523,922
Nautilus Global Partners, LLC	781,250

In satisfying its indemnification obligations under this Section 5.05(d), such Action Shareholders shall have the option of surrendering to Action for cancellation that number of Action ordinary shares held by the Action Shareholder in an amount equal to the dollar amount of the Loss divided by the Fair Market Value calculated on a per share basis. The parties hereto agree that should an Action Shareholder surrender all of its ordinary shares owned at Closing pursuant to this Section 5.05(d), such Action Shareholder shall have no further liability pursuant to this Agreement for any reason.

“Fair Market Value” shall mean the average closing price of the Action ordinary shares as traded on its primary market for the five trading days immediately prior to the Determination Date, or if no primary market exists, then by appraisal from a licensed independent appraiser selected by the mutual agreement of Action, the Action Shareholder, GPC, and the GPC Shareholders.

“Determination Date” shall mean the date the Loss is determined whether by court decision, agreement, or otherwise.

The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.06. The Acquisition of Action Ordinary Shares. Action, the GPC Shareholders, and GPC understand and agree that the consummation of this Agreement including the issuance of the Exchange Shares to the GPC Shareholders in exchange for the GPC Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Action, the GPC Shareholders, and GPC agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In connection with the transaction contemplated by this Agreement, Action, the GPC Shareholders, and GPC shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of GPC reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b) In order to more fully document reliance on the exemptions as provided herein, GPC, the GPC Shareholders, and Action shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as GPC or Action and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c) Each GPC Shareholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07. Required Corporate Actions. In connection with the transactions contemplated herein, Action hereby agrees to undertake the following actions as stated:

(a) At or prior to Closing, the Board of Directors of Action shall have approved a resolution in a form reasonably acceptable to GPC or its counsel which details the rights, privileges and designations of the preference shares to be issued to a certain GPC Shareholders at Closing (“Preference Shares Resolution”); and

(b) At or prior to Closing, the Board of Directors of Action shall have directed the Secretary of Action to serve notice convening a general meeting of Action Shareholders to approve the name change to “ORB Automotive Corporation,” the share consolidation of its ordinary shares on a 1 for 3 ratio, and an increase of its authorized ordinary shares to 100,000,000 (“Charter Amendments”).

Section 5.08. Post Closing Corporate Acts. Following the Closing, the parties hereto covenant and agree to use commercially reasonable efforts undertake the following actions, as may be applicable to Action:

(a) Obtain Action shareholder approval of the Charter Amendments in accordance with Cayman Islands law, which includes conducting the requisite shareholder meeting.

(b) (i) Prepare and file, as promptly as possible, with the SEC a Preliminary and, thereafter, a Definitive Schedule 14C Information Statement with respect to the Charter Amendments, (ii) promptly respond to comments from the SEC and promptly file any required amendments to the Schedule 14C Information Statement, if any, (iii) timely mail the stated Information Statement to its shareholders, and (iv) prepare and timely file with the SEC a Form 8-K disclosing the Charter Amendments. The Charter Amendments and Preliminary and Definitive Schedule 14C Information Statements shall be in forms reasonably acceptable to the parties hereto.

(c) Prepare and file an amendment to (or restatement of) its Memorandum of Association and/or Articles of Association or such other appropriate instrument with the Registrar of Companies of Cayman Islands or other appropriate office with respect to the Charter Amendments.

(d) (i) Prepare and file with the SEC a Rule 14f-1 Information Statement regarding the change of its directors to the Action Shareholders, (ii) timely mail the stated Information Statement to its shareholders, and (iii) prepare and timely file with the SEC a Form 8-K disclosing the change of directors. The Rule 14f-1 Information Statement shall be in a form reasonably acceptable to the parties hereto.

Section 5.09. Payment of Liabilities. Recognizing the need to extinguish all existing liabilities of Action prior to the Closing Date, Action shall have paid and discharged all of its liabilities and obligations through the Closing Date (actual and accrued), except as stated in Section 5.08(b)(i) and (d)(i).

Section 5.10. Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of GPC, after the Closing Date, certain of the Action Shareholders (or through their representatives, specifically Joseph Rozelle and Karl Brenza), shall use their reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Action occurring, reported or filed prior to the Closing, as may be necessary or required by Action for the preparation of the reports that Action is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

Section 5.11. Fees and Expenses. Except as stated in Section 5.09 above, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the transaction is consummated. As used in this Agreement, “Expenses” shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the transactions contemplated hereby.
ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF ACTION

Unless otherwise waived in writing by Action, the obligations of Action under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01. Accuracy of Representations and Performance of Covenants. The representations and warranties made by GPC and each of the GPC Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). GPC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by GPC prior to or at the Closing.

Section 6.02. Officer’s Certificate. Action shall have been furnished with certificates dated the Closing Date and signed by a duly authorized executive officer of GPC, certifying that: (a) each representations and warranties of GPC contained in this Agreement shall (i) have been true and correct as of the date of this Agreement, and (ii) be true and correct on and as of the Closing Date; and (b) the GPC Schedules are correct, true and accurate on the Closing Date, inclusive of updated Schedules.

Section 6.03. Secretary’s Certificate. Action shall have received a Certificate of Secretary of GPC in a form acceptable to Action certifying attached copies of (i) the Memorandum of Association and Articles of Association of GPC; (ii) the resolutions of the GPC Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of GPC this Agreement and the related agreements.

Section 6.04. Good Standing. At Closing, Action shall have received a certificate of good standing from The Registrar of Corporate Affairs of the British Virgin Islands, certifying that GPC is in good standing as a company in the British Virgin Islands.

Section 6.05. Approval by GPC Shareholders. The Exchange shall have been approved by the holders of not less one hundred percent (100%) of the shares eligible to vote, of GPC, unless a lesser number is agreed to by Action.

Section 6.06. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.07. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of GPC after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.08. Legal Opinion. Action shall have been furnished with an opinion dated the Closing Date, from the legal counsel of GPC, covering such matters as it relates to this Agreement and other matters reasonably requested by Action.

Section 6.09. No Closing Material Adverse Effect. From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of the GPC.

Section 6.10. Other Items.

(a) Action shall have received a list containing the name, address, and number of shares held by the GPC Shareholders as of the date of Closing, certified by an executive officer of GPC as being true, complete and accurate; and

(b) Action shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Action may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF GPC AND THE GPC SHAREHOLDERS

Unless otherwise waived in writing by GPC, the obligations of GPC and the GPC Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01. Accuracy of Representations and Performance of Covenants. The representations and warranties made by Action in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Action shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Action.

Section 7.02. Director’s Certificate. GPC shall have been furnished with certificates dated the Closing Date and signed by a duly authorized director of Action, certifying that each representation and warranty of Action contained in this Agreement shall: (a) have been true and correct as of the date of this Agreement, and (b) be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.03. Secretary’s Certificate. GPC shall have received a Certificate of Secretary of the Action in a form acceptable to GPC certifying attached copies of (i) the Memorandum of Association and Articles of Association of Action, (ii) the Preference shares Resolution, (iii) the resolutions of the Action Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iv) the incumbency of each authorized officer of Action this Agreement and related agreements.

Section 7.04. Good Standing. GPC shall have received a certificate of good standing from the Registrar of Companies of Cayman Islands or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Action is in good standing as an exempted company in Cayman Islands and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.05. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.06. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Action after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.07. Shareholder Report. GPC shall receive a shareholder’s report reflective of all Action shareholders which does not exceed 4,522,197 Action Ordinary Shares issued and outstanding and no preference shares issued and outstanding as of the Closing Date, exclusive of the Exchange Shares.

Section 7.08. Preference Shares Resolution. The Board of Directors of Action shall have approved the Preference Shares Resolution.

Section 7.09. Charter Amendments. The Board of Directors of Action shall have recommended that the Charter Amendments be presented to its shareholders for their approval.

Section 7.10. Organizational Meeting Minutes. GPC shall have received the organizational meeting minutes of Action.

Section 7.11. Change in Management and Board. The change in management and of the Board of Directors of Action shall have been recommended or occurred as set forth in Section 5.04 hereof.

Section 7.13. Other Items. GPC shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as GPC may reasonably request.

ARTICLE VIII
MISCELLANEOUS

Section 8.01. Brokers. Action, the Action Shareholders, GPC and the GPC Shareholders agree that, except as set out on Schedule 8.01. attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Action and the Action Shareholders (jointly and severally), on one hand, and GPC and each of the GPC Shareholders (jointly and severally), on the other, agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02. Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder. Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction. Each of the parties hereto agree that service of process to any party with respect to any action relating to the transactions contemplated by the Agreement may be accomplished pursuant to the methods set forth in Section 9.03.

Section 8.03. Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to GPC, to:
Akara Bldg., 24 De Castro Street, Wickhams Cay 1
Road Town, Tortola, British Virgin Islands

With copies to:
William W. Uchimoto, Esq.
1818 Market Street
29th Floor
Philadelphia, PA 19103
FAX: (215) 851-0214

If to the GPC Shareholders to:
Sheng Zhou
c/o Sunrise Capital Partners, LLC
1601-1602, South Tower, Poly International Plaza
No.1 Pazhou Avenue East, Haizhu District
Guangzhou,  Guangdong Province, China 510308

If to Action, to:
c/o Maxim Group, LLC
Attn:  Timothy Murphy
405 Lexington Avenue
New York, New York 10174
FAX:  (212) 895-3783

If to a Action Shareholder
c c/o Maxim Group, LLC
Attn:  Timothy Murphy
405 Lexington Avenue
New York, New York 10174
FAX:  (212) 895-3783

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (a) upon receipt, if personally delivered, (b) on the day after dispatch, if sent by overnight courier, (c) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (d) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04. Attorneys’ Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05. Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (a) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (b) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06. Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07. Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08. Third Party Beneficiaries. This contract is strictly among the parties hereto , and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09. Entire Agreement. This Agreement (including its Schedules and exhibits) represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 8.10. Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.12. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.13. Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each party shall use its commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 8.14. Facsimile Signatures. Facsimile signatures shall be deemed valid as to the execution of this Agreement.

Section 8.15. Mutual Drafting. No party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

ACTION ACQUISITION CORPORATION

By:	/s/ Karl Brenza
Name: Karl Brenza
Title: Chief Executive Officer

ACTION SHAREHOLDERS

Skyline Investors, LLC

By:	/s/ Karl Brenza
Name: Karl Brenza
Title: Managing Member

Nautilus Global Partners, LLC

By:	/s/ Joseph Rozelle
Name: Joseph Rozelle
Title: President

Approved and Accepted by the GPC Shareholders:

Name	Signature

Apollo Enterprises International, Inc.	/s/ Junning Ma
Name: Junning Ma
Title: Director

/s/ Sheng Zhou
Name: Sheng Zhou
Title: Director

Aubo Automobile, Inc.	/s/ Junning Ma
Name: Junning Ma
Title: President & Chief Executive Officer

Universal Kingdom International, Ltd.	/s/ Junning Ma
Name: Junning Ma
Title: President & Chief Executive Officer

Golden Grand Enterprises, Ltd.	/s/ Sheng Zhou
Name: Sheng Zhou
Title: Managing Partner

Good Energy Enterprise, Ltd.	/s/ Sheng Zhou
Name: Sheng Zhou
Title: Managing Partner

Huge Pine Development, Ltd.	/s/ Sheng Zhou
Name: Sheng Zhou
Title: Managing Partner